THE CLOROX COMPANY 1221 BROADWAY OAKLAND, CA 94612	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 15, 2005, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Clorox Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 15, 2005, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CLROX1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE CLOROX COMPANY
THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4.
Vote On Directors
1.	To elect as Directors the nominees listed below:				For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	01)	Daniel Boggan, Jr.	06)	Jan L. Murley	☐	☐	☐
	02)	Tully M. Friedman	07)	Lary R. Scott
	03)	Gerald E. Johnston	08)	Michael E. Shannon
	04)	Robert W. Matschullat	09)	Pamela Thomas-Graham
	05)	Gary G. Michael	10)	Carolyn M. Ticknor

Vote On Proposals		For	Against	Abstain
2.	Proposal to approve the 2005 Stock Incentive Plan.	☐	☐	☐

3.	Proposal to approve the Executive Incentive Compensation Plan.	☐	☐	☐

4.	Proposal to ratify the selection of Ernst & Young LLP, independent registered public accounting firm, for the fiscal year ending June 30, 2006.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of each of the nominees for Director and FOR Proposals 2, 3 and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For comments, please check this box and write them on the back where indicated				☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CLOROX OFFERS THE OPTIONS LISTED BELOW ON OUR SHAREHOLDER DIRECT LINE.

Call Shareholder.com at (888) CLX-NYSE (259-6973) to access the following information:

Press 1      Delayed Stock Quote
Press 2      Dividend and Earnings Information
Press 3      News Releases
Press 4      Printed Materials Requests
                        Press 1 to request faxed press releases
                        Press 2 to request a mailing copy of available printed materials
Press 5      Shareholder Services
                        Press 1 to reach Clorox's transfer agent
                        Press 2 to reach Clorox Investor Relations
Press 6      Frequently Asked Questions

Log on to www.thecloroxcompany.com/investors to view many of these same items online or to request mailed materials. You can also sign up for Clorox's news by e-mail service.

THE CLOROX COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 16, 2005

The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Daniel J. Heinrich, Gerald E. Johnston and Laura Stein, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of The Clorox Company that the stockholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on Wednesday, November 16, 2005, at the offices of the Company at 1221 Broadway, Oakland, California, and any adjournment or postponement thereof. A majority of said proxies including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Comments: _______________________________________________________________________________________ __________________________________________________________________________________________________
(If you noted any Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE